HAAG-STREIT
               MANUFACTURER/DISTRIBUTOR AGREEMENT
                           OPHTHALMIC



     This Agreement is made as of this 16TH day of January,1995, by and between the United States subsidiaries of HAAG-STREIT, A.G., a Swiss corporation with its principal U.S. operations in Mason, Ohio, such subsidiaries consisting of HAAG-STREIT SERVICE, INC., RELIANCE MEDICAL PRODUCTS, INC. and CLEMENT CLARKE INTERNATIONAL, INC. (hereinafter collectively called "Haag-Streit") and Franklin Ophthalmic Instruments Co., Inc., a [corporation] with its principal operations located in Romeoville, Illinois, 60441 [hereinafter called the "Distributor"].

ARTICLE 1.  SCOPE OF AGREEMENT.

     Haag-Streit hereby appoints the Distributor, on a non-exclusive basis, to distribute Haag-Streit Products in the United States of America under the following conditions:

     Haag-Streit  agrees  to  sell  Products  to  the  Distributor   for
Ophthalmic/Optical installations at a price as noted in the applicable Exhibits here to executed by the parties, in accordance with the terms and conditions contained in this Agreement and associated Price Lists. "Products" shall mean those products manufactured or distributed by such Haag-Streit subsidiaries as have executed this Agreement and as noted in the appropriate ophthalmic retail price list, which may be amended from
time to  time in  the future,  and related  service parts.   Such  price
discount and other terms and conditions of this Agreement shall supersede, replace and have priority over any standard terms and conditions on or attached to any purchase order, quotation, acknowledgement, invoice or other document issued by either party.

     Distributor acknowledges that the Exhibits so executed, including (without limitation) treatment under Option A or Option B thereunder, have been freely chosen by Distributor and that any change in status hereafter is only available with the consent of Haag-Streit (and by execution of new Exhibits).

     The relationship created between the Distributor and Haag-Streit under this Agreement shall be non-exclusive as to either party.
Furthermore, Haag-Streit may sell Products directly to other parties, government institutions, teaching institutions and optical chain stores that, by government regulation, customary practice or pursuant to customer preference or insistence, are required or desire to purchase products directly from manufacturers.

     1.1  Prices.
     Prices for Products will be in accordance with the appropriate Price Lists current at the time of the sale, discounted in accord with the applicable Exhibits executed by the parties. Orders for products are subject to acceptance by Haag-Streit and its best commercial efforts to satisfy all such orders, consistent with its interests in effective promotion and sale of its products and a fair allocation of same to its distributors. Such prices, terms and conditions are subject to change, including additions and deletions therefrom, at any time without prior written notice by sending the Distributor a new Price List; and such new Dealer Price List shall become effective as of the date appearing thereon.

     1.2  Credit Limits.
     Distributors' unpaid open accounts with Haag-Streit and affiliated companies shall be subject to the Credit Limits specified in the applicable Exhibits executed by the parties and Haag-Streit may decline orders which would cause such Credit Limits to be exceeded.

     1.3  Terms of Payment.
     Terms for payments are net thirty (30) days from the issue date  of
     invoice.   If product  deliveries are  made in  installments,  each
     product shipment invoice shall be paid for when due without regard to
     other scheduled product  deliveries.   Credit limits  are the  sole
     discretion of Haag-Streit.

     1.4  Late Payment.
     If the Distributor does not pay an invoice before sixty (60) days from the issue date of invoice, then:

          a. Such invoice shall bear late payment fee on its unpaid balance from the date of such invoice until the date of its payment at the lower of (i) the highest rate allowed by applicable law; or (ii) an annual rate of one and one-half (1-1/2%) percent per month.

          b. Haag-Streit reserves the right, at its sole discretion and without further notice, to cancel outstanding orders or not accept further orders of the distributor or delay scheduled shipments of further Products.

          c. Haag-Streit reserves the right, at its sole discretion and without further notice, to refuse to extend any further credit to the distributor, to terminate any then existing credit arrangements, to accelerate payment for all Products theretofore delivered or in transit and/or to demand payment of any or all of the foregoing amounts.

     Continuing late payments may subject distributor to termination under
     Article 8.1.

     1.5  Transfer of Title and Risk of Loss.
     All dealer prices are F.O.B. unless otherwise noted. Title and risk of loss of Products shall pass to Distributor without regard to delivery method upon consignment to the carrier.

     1.6  Schedule of Orders and Deliveries.
     Haag-Streit shall promptly acknowledge acceptance of Distribu-tor purchase orders and agreement to proposed delivery dates or, in the alternate, propose a revised delivery schedule and other terms. A firm order shall exist only when a Distributor submits an accepted order or a modification accepting any such alternate schedule.

     Orders requiring shipment by commercial carrier will be directed to either the corporate headquarters or the recognized regional or local
     sales office or office of Distributor.   Further:

          1.6.1 Unless otherwise agreed to in writing, Haag-Streit reserves the right to add an additional charge as to any order requiring changes at the request of Distributor, depending upon its stage in the production process.

          1.6.2 Orders for Products may only be cancelled by the Distributor with prior written approval by Haag-Streit. Such cancellation will be subject to a charge established by Haag-Streit and based upon the stage of production, plus expenses incurred in arranging such cancellation and diversion, such charge not to exceed the total price of the original order.

     1.7  Annual Purchase Commitment. (APC)
     The Distributor shall purchase a specified dollar amount of assembled Products for the initial period of this Agreement and for each subsequent calendar year thereafter, the amount of which is shown in
     Exhibit I hereto executed by the parties, such purchases to be at Distributor net prices (based on Haag-Streit invoices and net of any accepted returns).

     Distributors executing Option A Exhibits agree that (a) Forty percent (40%) of such purchase commitment must be completed, and the Products shipped and delivered within the first six (6) months of each full year, and (b) the remaining purchase commitment must be completed and the Products shipped to the Distributor by the end of the year and in minimum amounts not less than the equivalent of equal monthly increments thereof.

     The annual purchase commitment (APC) will be reviewed by both parties
     and established  by negotiation  each year.    If no  agreement  is
     reached, Haag-Streit  may consider  termination under  Section  8.1 below.

     1.8  Stock of Inventory.
     Distributors executing Option A Exhibits agree that the Distributor will maintain at all times a dollar inventory of assembled Product at a level which is not less than the amount which is shown in Exhibit
     I.  Such inventory is intended  to be adequate to promptly  service
     requests for Products.   The inventory  and Option A  Distributor's
     records in connection therewith are subject to monitoring by any designated Haag-Streit representative without advance notice and Distributor shall fully cooperate with such representative. Option
     A Distributors will also submit written monthly reports on inventory levels in such detail as may be required by Haag-Streit. The annual Distributor inventory commitment will be reviewed by both parties and established by negotiation each year. If no agreement is reached, Haag-Streit may consider termination under Section 8.1 below.

ARTICLE 2.  SERVICE PARTS.

     Haag-Streit agrees to sell to Distributor such related service parts as may be required by the Distributor to provide support for Products sold to the Distributor by Haag-Streit and still in stock and/or currently manufactured. New or rebuilt service parts which Distributor may purchase under this Agreement are priced by separate Haag-Streit quotation or in accord with parts lists which are furnished Distributor from time to time. All orders, deliveries and payments for service parts are subject to the same terms and conditions hereof.

ARTICLE 3.  RESPONSIBILITIES AND REQUIREMENTS.

     3.1  Installation of Products.
     The Distributor and Haag-Streit acknowledge that proper installation of Products is essential to protect the interests of end users and
     the goodwill associated with reliable  operation of Products.   The
     Distributor will refrain from selling Products to any other distributor who is not a uthorized to sell and service Products. Both parties acknowledge that such sales to unauthorized parties could jeopardize the reliability and reputation of both Haag-Streit and its authorized Distributor network.

     Accordingly, the Distributor will be responsible for insuring the proper application and installation of all Products pursuant to installation instructions provided by Haag-Streit on each Product line for which Distributor has responsibility hereunder.

     The Distributor shall perform all applicable Product installations and related Products services utilizing only factory certified and
     trained Distributor employees.   If required by Distributor,  Haag-
     Streit may provide direct installation and supervision assistance at Distributor's expense.
     3.2  Maintenance and Repair Service.
     The Distributor shall provide prompt, efficient and courteous Product support to all of its customers who properly request such service. The Distributor will provide its service customers itemized invoices reflecting the details of all such services performed.

     The Distributor acknowledges that certain repairs as specified from time to time in training seminars must be made by Haag-Streit service personnel.

     3.3  Warranty.
     Haag-Streit warrants its products in accordance with the terms of written warranties provided with each Product line noted in Exhibit
     I. The authorized Haag-Streit Distributor must make the installation or the warranty will be voided. The parties agree that in the event the Distributor fails to provide necessary warranty service for said Product, Haag-Streit may elect to contract with a third party to provide the warranty service required. The fee for the aforesaid service will be billed by Haag-Streit to the Distributor, and said bill will be paid by the Distributor upon presentation.

     The Distributor will deliver copies of the applicable Product warranties and will fully explain the provisions thereof to the purchasers of Products. The Distributor will maintain complete and accurate records of all warranty repairs which it performs on Products and shall submit to Haag-Streit such reports on and defective components related thereto as Haag-Streit may from time to time request.

     The Haag-Streit warranty extends only to the original purchaser and is contingent upon completing and returning the Warranty Card to Haag-Streit within two (2) weeks from the date of installation.

     3.4  Disposition of Parts.
     The  Distributor   will  comply   with  Haag-Streit's   disposition
     instructions as to defective parts or to obsolete assembled products.
      If the disposition instructions require that such parts and/or assembly be returned to Haag-Streit, they shall be packed and shipped, and transportation charges prepaid by the distributor in
     accordance with  such  instructions.   Haag-Streit  will  reimburse
     Distributor for such prepaid transportation charges on authorized shipments.

     3.5  Service and Parts Operations of Distributor.
     The Distributor shall perform all service on Products for which Distributor has responsibility hereunder in a good and workmanlike manner and in accordance with applicable Haag-Streit maintenance instructions. The Distributor shall organize and maintain a complete service and parts facility, including a sufficient number of competent, trained service and parts personnel to enable the
     Distributor  to   effectively  fulfill   its  service   and   parts
     responsibilities hereunder.

     3.6  Training Programs.
     Haag-Streit  will  make  available   to  Distributor  general   and
     specialized  sales,  service  and   parts  training  programs   for
     Distributor's personnel. The Distributor agrees to have members of its organization attend such courses as part of its responsibilities under Article 3.5 above.

     3.7.  Handling of Owner/User Complaints.
     The Distributor will receive, investigate and handle all complaints received from end-use customers with a view to securing and maintaining their goodwill towards the Distributor and Haag-Streit. All complaints received by the Distributor which cannot be readily remedied or frequent complaints concerning the same problems shall be promptly reported in detail to Haag-Streit.

     3.8  Compliance to Regulations.
     Haag-Streit and the Distributor are subject to Food and Drug Administration (FDA) regulation of medical devices. Both parties acknowledge and agree to act hereunder only in full compliance with the latest revisions of, and practices required by, the Food, Drug & Cosmetics (FD&C) Act and Safe Medical Devices Act of 1990.

     3.9  Stock of Parts.
     The Distributor will carry in stock at all times an inventory of parts adequate to enable Distributor to provide prompt and efficient service on Products.

     3.10  Representation as to Parts.
     In connection with its sales (or offering for sale) of parts, the Distributor will not represent as parts manufactured or marketed by Haag-Streit any parts that are not in fact parts manufactured or marketed by Haag-Streit. If the Distributor sells or uses such non-conforming parts, Distributor will disclose this to the customer.

     3.11  Assistance to be Provided by Haag-Streit.
     Haag-Streit will maintain a staff of trained personnel to advise and counsel the Distributor on sales, service, parts and related subjects, including customer complaints, technical service problems and personnel training.

ARTICLE 4.  DESIGN CONFIGURATION AND MANAGEMENT.

     Haag-Streit  shall  retain  design  configuration  and   management
responsibilities for its Products. All proposed changes in Products which affect their performance or installation facility will be discussed with and approved in writing by Haag-Streit prior to implementation by the
Distributor.   Such  change requests  may  be initiated  by  either  the
Distributor or Haag-Streit. If design changes are required for products already in stock or inventory, Haag-Streit will issue service bulletins to distributors advising what action should be taken in accordance with FDA regulations.

ARTICLE 5.  RECORDS AND EXAMINATIONS.

     The Distributor shall prepare, keep up-to-date, and retain at Distributor's principal place of business for a minimum period of two (2) years, the following Product records:

          1.   Haag-Streit Purchase Orders
          2.   For Option  A  Distributors  Only:    Inventory  records,
               including the dollar value maintained and deleted
          3.   Warranty Claims
          4.   Refunds or Credits
          5.   Service Reports
          6. Installation records including equipment model, serial number, location, owner, date, and installer

     Any designated representative of Haag-Streit is authorized to examine and audit any of the records required to be maintained by the Distributor under this Agreement. The photocopying of such records by the Haag-Streit representative will be permitted by the Distributor. Haag-Streit agrees that all such support information examined by and/or provided by the Distributor, shall not be disclosed to any third parties unless required by law. Haag-Streit representatives shall be allowed access to those portions of Distributor's business and physical facilities or as may be relevant to the performance of this Agreement.

ARTICLE 6.  PROMOTION.

     The Distributor agrees to use every effort to promote and solicit orders for the sale of Products, to prominently display and demonstrate the use of Products at trade shows and conventions reasonably assigned by Haag-Streit, and to maintain a designated display are a for Products at the Distributor's place (s) of business. The assigned trade shows specified in
Exhibit II will be negotiated by both parties after review and discussion of Distributor annual trade show commitments.

     Haag-Streit will assist Distributor in creating an active demand for Products , utilizing promotional aids available for use by Distributor, and by advertising Products directed to the consumer. Distributor further agrees not to promote and/or solicit orders for product lines competitive with Products covered hereunder which Distributor does not service as a distributor at the time this Agreement is executed without first advising Haag-Streit thereof and consulting with Haag-Streit regarding such relationship.

     Distributor agrees not to disclose either directly or indirectly to any third party (including other distributors of Products) any information in the public domain regarding Haag-Streit's business or its Products, operations or finances.

     6.1  Special Promotions.

     From time to time, Haag-Streit will offer special promotions to Distributors in order to stimulate increased product demand and interest in Haag-Streit products.

ARTICLE 7.  PATENT PROTECTION.

     Haag-Streit shall defend its customer against any legal action which may be incurred because of alleged infringement of any United States patent by reason of the sale of Products furnished hereunder, provided Haag-Streit is promptly notified in writing of such infringement claims and given full authority for defense of such action.

ARTICLE 8.  EXPIRATION AND TERMINATION.

     8.1  Failure to Meet Agreement Requirements.
     The Distributor acknowledges that it understands and accepts the terms and conditions of this Agreement and that failure to meet any of the terms hereof, could result at the sole option of Haag-Streit and upon notice to Distributor in (a) termination of this Agreement in its entirety and as applied to all product lines specified in the Exhibits hereto executed by the parties, or (b) termination of specific product lines noted in one or more of such Exhibits, or (c) with the consent of both parties (and the execution of one or more new Exhibits), a change from Option A to Option B.

     8.2  Expiration Term.
     This Agreement shall continue in force, subject to termination by either party for any reason or no reason, with or without cause, by either party giving the other thirty (30) days prior written notice. Such termination may apply to the entire agreement or to one or more specific product lines noticed in one or more of the Exhibits hereto. It is also understood that the applicable Exhibits executed by the parties are subject to annual review prior to establishing the commitments for succeeding full calendar years hereunder and that expiration notice may be issued by either party in case of no agreement as to such commitments.

     8.3  Insolvency.
     Either Haag-Streit or Distributor may, at its sole option, terminate this Agreement effective immediately with respect to any or all of the Products covered hereunder in case of any filing by or against either party under any state or federal insolvency, receivership or
     bankruptcy proceeding.   In  such event,  Distributor shall  return
     immediately to Haag-Streit
     (or not oppose any reclamation action as to) products held by Distributor.

     8.4  Transfer of Distributor Business.
     The Distributorship hereby created is personal in nature and cannot be assigned or transferred without the written consent of Haag-Streit and shall automatically terminate upon such assignment or transfer or upon the insolvency of the Distributor or upon the transfer of the Distributor's business or control thereof to parties other than thoe in control at the time of the execution of this Agreement (including possession or control assumed as a result of court proceedings of any nature).

     8.5  Effect of Transactions after Termination.
     Neither the sale of Products nor any other act of Haag-Streit or the Distributor after termination of this Agreement will be construed as a waiver of such termination.

     8.6  Cost of Termination.
     In addition to Haag-Streit's right to terminate and any other legal remedies, Distributor agrees to defend, indemnify, and hold harmless Haag-Streit against all damages, losses and expenses, including but not limited to attorney fees, arising out of the Distributor's breach of any provision set forth in this Agreement or such termination by Haag-Streit. In the event of bankruptcy, indemnification by the Distributor to Haag-Streit specifically includes all expenses incurred by Haag-Streit to have this contract rejected, assumed or assigned by the applicable Trustee or Court.

ARTICLE 9.  EXCUSABLE SHIPMENT DELAY.

     Haag-Streit shall not be liable for any failure to deliver or for delay in delivery arising out of acts of God or other causes beyond its control and with out its fault or negligence including any labor, material, acts of a public enemy, transportation or utility shortage or curtailment, computer or equipment failure, acts of any Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, civil disorders, strikes, freight embargoes, and unusually
severe weather.   Haag-Streit  will endeavor  to notify  Distributor  in
writing within a reasonable time after Haag-Streit first learns of any such delay. If Distributor and Haag-Streit within one hundred eighty
(180) days from the beginning of any excusable delay do not agree upon a solution of the problem involved and revised delivery arrangements, then Distributor or Haag-Streit may, by written notice, cancel accepted order(s) to this Agreement, or that portion of accepted order(s) to this Agreement which is delayed, without any liability arising or remaining on the part of either party to the other in respect to the Products effectively canceled as provided herein.

ARTICLE 10.  DISTRIBUTOR BUSINESS RESPONSIBILITIES.

     Distributor, as a Haag-Streit Distributor, represents and warrants that (a) it has and can produce evidence of insurability, adequate facilities and personnel to perform distributor install-ation and after-sales service for the Products, and (b) has the capability to pay all costs and expenses to be incurred by the Distributor in the conduct of its business, including all rentals, salaries, taxes, licenses, telephone and travelling expenses (Distributor understands and agrees that it shall not be entitled to reimbursement from Haag-Streit for such costs and expenses).

ARTICLE 11. LIMITATION OF LIABILITY.

     Neither party here to shall be liable to the other for any incidental, special, consequential or exemplary damages arising out of any act of omission referred to herein or related to the performance of this Agreement, whether occasioned by breach of contract, breach of warranty, tort (including negligence), strict liability or otherwise. Distributor agrees to defend, indemnify and hold harmless Haag-Streit for any liabilities, obligations, causes of actions, losses or damages incurred by Haag-Streit arising out of (i) Distributor's misrepresentation of the applicable Product warranties or (ii) improper installation or repair of Products. The rights granted to the parties under this Agreement are solely for their benefits and no third party shall have or derive any rights thereunder.

ARTICLE 12.  TAXES.

     Any taxes, charges or duties which may be legally assessed by and payable to the United States Government or any political subdivision thereof against either party to this Agreement, including but not limited to any property, sales, purchase, use, turnover, import or export taxes, and custom duties or charges as the result of any sales, purchase, delivery or transfer under this Agreement of any of the Products furnished or delivered hereunder shall be borne and paid for solely by the Distributor.

ARTICLE 13.  APPLICABLE LAW, JURISDICTION AND CONSTRUCTION.

     This Agreement shall be governed by and construed according to the laws of the State of Ohio and the United States of America. The parties irrevocably agree that any legal action or proceedings against either party, with respect to this Agreement, shall be brought only in courts of applicable jurisdiction located in the State of Ohio and Distributor irrevocably submits to the jurisdiction of such courts, waiving any objections to such jurisdiction and venue. Any invalidity of a provision of this Agreement shall not affect any other provision and in the event of a judicial finding of such invalidity, this Agreement shall remain in force in all other respects.


ARTICLE 14.  DISTRIBUTOR NOT AGENT OR LEGAL REPRESENTATIVE.

     This Agreement does not constitute Distributor as the agent or legal representative of Haag-Streit or its subsidiaries or suppliers for any purpose whatsoever. Distributor is not granted any express or implied right or authority to assume or to create any obligation in behalf of or in the name of Haag-Streit or its subsidiaries or suppliers or to bind them in any manner whatsoever.

ARTICLE 15.  NO IMPLIED WAIVERS.

     The failure of either party at any time to require performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time the reafter. The waiver by either party of a breach of any provision hereof shall not constitute a waiver of any succeeding breach of the same or any other provision nor constitute a waiver of the provision itself.

ARTICLE 16.  SOLE AGREEMENT OF PARTIES.

     This Agreement, together with the applicable Exhibits executed by the parties hereunder and theprices, terms and conditions contained in Haag-Streit's Price List current at the time of sales, constitutes the entire Agreement between the parties with respect to the subject matter hereof in connection with the sale of Products and supersedes all prior Agreements, if any, whether written or oral with respect thereto. There are no other Agreements or understandings, either oral or written, between the parties affecting this Agreement or relating to the sale or servicing of Products
except as otherwise specifically provided.   This Agreement cancels  and
supersedes all previous  representations and/or  agreements between  the
parties relating to  the subject matter  covered herein.   No change  or
addition to or erasure of any portion of this Agreement shall be valid or binding upon Haag-Streit unless the same is approved in writing by an authorized officer of Haag-Streit or any subsidiary thereof. Distributor warrants and represents that any signatory to this Agreement is duly authorized to execute same.

     This Agreement must be  signed by both the  Distributor and by  the
particular Haag-Streit  companies.   This Agreement  is valid  only  for
product lines of the Haag-Streit companies who have signed this Agreement.
 This Agreement may be modified from time to time, and at least annually, by the execution of new applicable Exhibits hereto (including, without limitation, to add a product line or change an Option), and this Agreement shall there after continue in full force and effect as modified by such new Exhibits.

     IN WITNESS WHEREOF, the parties hereto have caused their respective names to be hereunto subscribed by their duly-authorized representative effective as of the date first mentioned herein.

Signed for and on behalf of        Signed for and on behalf of
DISTRIBUTOR effective as of        HAAG-STREIT SERVICE, INC.
the date first noted below         effective as of the date first
                                   noted below


By: /s/ Michael J. Carroll         By: /s/ W. Inanbnit

President                          President

TITLE                              TITLE

January 17, 1995                   January 17, 1995

DATE                               DATE



Signed for and on behalf of        Signed for and on behalf of
DISTRIBUTOR effective as of        RELIANCE MEDICAL PRODUCTS, INC.
the date first noted below         effective as of the date first
                                   noted below


By:/s/ Michael J. Carroll          By:  /s/ Dennis Imwalle
President                          President

TITLE                              TITLE

January 17, 1995                   January 17, 1995
DATE                               DATE